Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-170435

September 24, 2012

UNITED PARCEL SERVICE, INC.

1.125% Senior Notes due 2017

Issuer:	United Parcel Service, Inc.

Aggregate Principal Amount Offered:	$375,000,000

Maturity Date:	October 1, 2017

Coupon (Interest Rate):	1.125%

Price to Public (Issue Price):	99.835%

Yield to Maturity:	1.159%

Benchmark Treasury:	0.625% due August 31, 2017

Benchmark Treasury Price and Yield:	99-26 3/4 and 0.659%

Spread to Benchmark Treasury:	T + 50 bps

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2013

Day Count Convention:	30 / 360

Optional Redemption:	The Notes will be redeemable at Issuer’s option at any time, in whole or in part, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on such Notes discounted to the redemption date on a semi-annual basis at the Treasury rate plus 0.100% (10 basis points), plus (B) accrued interest to the redemption date.

Use of Proceeds:	The Company intends to use the net proceeds of this offering and the offering of the 2.450% Senior Notes due 2022 and the 3.625% Senior Notes due 2042 to repay, at maturity, the $1.75 billion in principal outstanding of its 4.50% senior notes, which mature on January 15, 2013, and for general corporate purposes.

Trade Date:	September 24, 2012

Settlement Date (T+3):	September 27, 2012

CUSIP Number:	911312 AP1

ISIN Number:	US911312AP10

Denominations:	$2,000 x $1,000

Active Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC

Passive Bookrunners:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Senior Co-Managers:	BNP Paribas Securities Corp.
Barclays Capital Inc.

Co-Managers:	Mitsubishi UFJ Securities (USA), Inc.
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Fifth Third Securities, Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.
RBS Securities Inc.
Standard Chartered Bank
Wells Fargo Securities, LLC
CastleOak Securities, L.P.
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Listing:	None

Long-term Debt Ratings:	Moody’s, Aa3; S&P, A+

Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322, Morgan Stanley & Co. LLC toll free at (866) 718-1649 or UBS Securities LLC toll free at (877) 827-6444, Ext. 561 3884.

Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-170435

September 24, 2012

UNITED PARCEL SERVICE, INC.

2.450% Senior Notes due 2022

Issuer:	United Parcel Service, Inc.

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	October 1, 2022

Coupon (Interest Rate):	2.450%

Price to Public (Issue Price):	99.867%

Yield to Maturity:	2.465%

Benchmark Treasury:	1.625% due August 15, 2022

Benchmark Treasury Price and Yield:	99-6 and 1.715%

Spread to Benchmark Treasury:	T + 75 bps

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2013

Day Count Convention:	30 / 360

Optional Redemption:	The Notes will be redeemable at Issuer’s option at any time, in whole or in part, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on such Notes discounted to the redemption date on a semi-annual basis at the Treasury rate plus 0.150% (15 basis points), plus (B) accrued interest to the redemption date.

Use of Proceeds:	The Company intends to use the net proceeds of this offering and the offering of the 1.125% Senior Notes due 2017 and the 3.625% Senior Notes due 2042 to repay, at maturity, the $1.75 billion in principal outstanding of its 4.50% senior notes, which mature on January 15, 2013, and for general corporate purposes.

Trade Date:	September 24, 2012

Settlement Date (T+3):	September 27, 2012

CUSIP Number:	911312 AQ9

ISIN Number:	US911312AQ92

Denominations:	$2,000 x $1,000

Active Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC

Passive Bookrunners:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Senior Co-Managers:	BNP Paribas Securities Corp.
Barclays Capital Inc.

Co-Managers:	Mitsubishi UFJ Securities (USA), Inc.
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Fifth Third Securities, Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.
RBS Securities Inc.
Standard Chartered Bank
Wells Fargo Securities, LLC
CastleOak Securities, L.P.
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Listing:	None

Long-term Debt Ratings:	Moody’s, Aa3; S&P, A+

Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322, Morgan Stanley & Co. LLC toll free at (866) 718-1649 or UBS Securities LLC toll free at (877) 827-6444, Ext. 561 3884.

Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-170435

September 24, 2012

UNITED PARCEL SERVICE, INC.

3.625% Senior Notes due 2042

Issuer:	United Parcel Service, Inc.

Aggregate Principal Amount Offered:	$375,000,000

Maturity Date:	October 1, 2042

Coupon (Interest Rate):	3.625%

Price to Public (Issue Price):	98.754%

Yield to Maturity:	3.694%

Benchmark Treasury:	3.000% due May 15, 2042

Benchmark Treasury Price and Yield:	102-3 and 2.894%

Spread to Benchmark Treasury:	T + 80 bps

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2013

Day Count Convention:	30 / 360

Optional Redemption:	The Notes will be redeemable at Issuer’s option at any time, in whole or in part, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on such Notes discounted to the redemption date on a semi-annual basis at the Treasury rate plus 0.150% (15 basis points), plus (B) accrued interest to the redemption date.

Use of Proceeds:	The Company intends to use the net proceeds of this offering and the offering of the 1.125% Senior Notes due 2017 and the 2.450% Senior Notes due 2022 to repay, at maturity, the $1.75 billion in principal outstanding of its 4.50% senior notes, which mature on January 15, 2013, and for general corporate purposes.

Trade Date:	September 24, 2012

Settlement Date (T+3):	September 27, 2012

CUSIP Number:	911312 AR7

ISIN Number:	US911312AR75

Denominations:	$2,000 x $1,000

Active Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC

Passive Bookrunners:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Senior Co-Managers:	BNP Paribas Securities Corp.
Barclays Capital Inc.

Co-Managers:	Mitsubishi UFJ Securities (USA), Inc.
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Fifth Third Securities, Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.
RBS Securities Inc.
Standard Chartered Bank
Wells Fargo Securities, LLC
CastleOak Securities, L.P.
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Listing:	None

Long-term Debt Ratings:	Moody’s, Aa3; S&P, A+

Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322, Morgan Stanley & Co. LLC toll free at (866) 718-1649 or UBS Securities LLC toll free at (877) 827-6444, Ext. 561 3884.